SUPPLEMENTAL INDENTURE

Dated as of July 5, 2016 Between PROOFPOINT, INC.
and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

$201,500,000

1.25% Senior Convertible Notes due 2018

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is entered into as of July 5, 2016, between PROOFPOINT, INC., a Delaware corporation (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of December 11, 2013 (the “Indenture”), relating to the Company’s 1.25% Senior Convertible Notes due 2018 (the “Notes”);

WHEREAS, Section 7.01 of the Indenture provides that, without the consent of the Holders, when authorized by the resolutions of the Board of Directors, the Indenture may be amended or supplemented to make any change that does not adversely affect the rights of any Holder;

WHEREAS, the Company has requested that the Trustee enter into this Supplemental Indenture in order to amend to provide that any Redemption Notice given by the Company pursuant to Section 15.04 of the Indenture would be delivered to Holders prior to the date that is at least two Scheduled Trading Days prior to the commencement of the related Observation Period, if applicable, in such a manner to provide that that the entire Observation Period for any such conversions will occur in the period after the delivery of the Redemption Notice and prior to the corresponding Redemption Date;

WHEREAS, in connection with the foregoing, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, both dated the date hereof, as required by Section 7.05 of the Indenture;

WHEREAS, in connection with the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee desire to execute this Supplemental Indenture that complies with Section 7.01 of the Indenture;

WHEREAS, this Supplemental Indenture shall not result in material modification of the Notes for purposes of compliance with the Foreign Account Tax Compliance Act; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement have been done.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

SECTION 1.2    Certain Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

ARTICLE 2
AMENDMENT

SECTION 2.1    Section 1.02 of the Indenture is hereby amended by adding the following definition in appropriate alphabetical order:

““Conversion Redemption Observation Period” means the 20 consecutive trading-day period beginning on and including the 22nd scheduled trading day immediately preceding the applicable Redemption Date.”

SECTION 2.2    The second paragraph of Section 15.02 of the Indenture is hereby restated in its entirety to read as follows:

“The Company shall give each notice to the Trustee provided for in this Section at least 35 days (or such longer notice period as required by Section 15.04) before the Redemption Date unless the Trustee consents to a shorter period; provided, however, that if the Company mails a Redemption Notice to Holders more than 30 days prior to the Redemption Date, in accordance with Section 15.05 hereto, the Company shall immediately give notice to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.”

SECTION 2.3    The first paragraph of Section 15.04 of the Indenture is hereby restated in its entirety to read as follows:

“At least 30 days (or such longer notice period as required to provide that there is a sufficient number of Trading Days between the Redemption Notice and the Redemption Date (the “Redemption Period”) such that the entire Conversion Redemption Observation Period occurs within such Redemption Period and such Redemption Notice is delivered by the Company at least two Trading Days prior to the commencement of the related Conversion Redemption Observation Period) but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption (a “Redemption Notice”) by first-class mail or electronic transmission to each Holder of Notes to be redeemed at such Holder’s registered address, except that Redemption Notices may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Any inadvertent defect in the Redemption Notice, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of this Indenture. Simultaneously with providing such Redemption Notice, the Company shall issue a press release or publish a notice containing the information included therein or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time.”

ARTICLE 3
MISCELLANEOUS

SECTION 3.1    Notices. All notices shall be made in accordance with Section 14.03 of the Indenture.

SECTION 3.2    Successors and Assigns. All agreements of the Company in the Indenture, as supplemented by this Supplemental Indenture, and the Notes shall bind its successors. All agreements of the Trustee in the Indenture, as supplemented by this Supplemental Indenture, shall bind its successors.

SECTION 3.3 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.4    Governing Law. This Supplemental Indenture, together with the Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.5    No Personal Liability of Directors, Managers, Members, Officers, Employees and Stockholders. No director, officer, employee, stockholder, incorporator or agent of the Company shall have any liability for any obligations of the Company under the Supplemental Indenture or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law.

SECTION 3.6    Counterparts. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

SECTION 3.7    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, AS SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.8    Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby ratified and confirmed.

SECTION 3.9    Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By: /s/ MADDY HUGHES
Name:    Maddy Hughes
Title:     Vice President

PROOFPOINT, INC.

By: /s/ PAUL AUVIL
Name: Paul Auvil
Title: Chief Financial Officer